Exhibit 99(e)

Consent of Independent Auditors

The Board of Directors
General Electric Company

We consent to the incorporation by reference in the registration statements on Form S-3 (Registration Nos. 33-50639, 33-39596, 33-39596-01, 33-29024, 333-59671, 333-96571, 333-72566 ), on Form S-4 (Registration No. 333-42442), and on Form S-8 (Registration Nos. 333-01953, 333-42695, 333-74415, 333-83164, 333-98877, 333-94101, 333-65781, 333-88233, 333-57734, 333-99671 and 333-102111) of General Electric Company of our report dated February 7, 2003, except as to notes 10, 16, and 27, which are as of April 10, 2003, relating to the statement of financial position of General Electric Company and consolidated affiliates as of December 31, 2002 and 2001, and the related statements of earnings, changes in share owners' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the Form 8-K of General Electric Company dated April 10, 2003. Our report refers to changes in the methods of accounting for goodwill and other intangible assets and for stock-based compensation in 2002, and changes in the methods of accounting for derivative instruments and hedging activities and impairment of certain beneficial interests in securitized assets in 2001.

/s/ KPMG LLP

Stamford, Connecticut
April 10, 2003